M LAUNCHING NOW



LAUNCHING

NOW

Ernie Barnes

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APPRECIATING STYLE AT AUCTION

35% Annual Growth on Similar Works

Similar paintings have seen annual appreciation of 35% between 2010 and 2025 at auction, signaling price growth for this style.

Price Appreciation of Similar Works

35.0%



$1m
$800k
$600k
$400k
$200k
09
11
13
15
17
19
21
23
25

OUR TRACK RECORD FOR SELLING BARNES

Previous Exit: 20.3% Total Net Return

In December '23, we sold a Barnes painting that delivered 20.3% total net returns after a hold period of 76 days. Past performance not indicative of future returns.



Painting Blurred for Buyer Privacy

Original Offering Size:
$477,000

Sale Price:
$600,000

Held For:
76 days

Profit from a $10,000 Investment:
$2,030, Net of Fees

BASKETBALL SERIES IN BARNES TOP RECORDS

Our Offering vs. #2 Price Record

Barnes' #2 top auction record, *Storm Dance* (1977), is a multi-figure Basketball painting that is similar in subject and scale to our offering, while featuring a more complex composition and brighter blue-tone palette.


Our Offering


#2 Record:
Storm Dance

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View offering circular below